Exhibit 99.1

Generation Income Properties Inc.

Overview of Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial information of Generation Income Properties, Inc. (the “Company”) gives effect to the disposition of two single-tenant net-leased properties completed on May 29, 2025. The Company, through its wholly owned subsidiary GIPFL 1300 S Dale Mabry, LLC, sold the retail property occupied by Starbucks located at 1300 S Dale Mabry, Tampa, Florida. In addition, the Company, through its subsidiary GIPAL JV 15091 SW Alabama 20, LLC, sold the industrial property occupied, in part, by Auburn University located at 15091 SW Alabama 20, Huntsville, Alabama (collectively, the “Dispositions”).

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2025 gives effect to the Dispositions as if they had occurred on March 31, 2025. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2024 and for the three months ended March 31, 2025 give effect to the Dispositions as if they had occurred on January 1, 2024.

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and is based on the Company’s historical consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

The unaudited pro forma condensed consolidated financial information reflects adjustments that are directly attributable to the Dispositions and factually supportable. The adjustments reflected in the unaudited pro forma condensed consolidated statements of operations are also expected to have a continuing impact on the Company’s results of operations. The pro forma adjustments include, among other things:

•
removal of revenues and expenses associated with the disposed properties;
•
elimination of depreciation and amortization related to the disposed properties; and
•
removal of the related real estate assets and liabilities in the pro forma balance sheet.

The unaudited pro forma condensed consolidated financial information has been prepared for illustrative purposes only and does not purport to represent what the Company’s financial position or results of operations would have been had the Dispositions occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of the Company’s future financial position or results of operations.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes and the Company’s historical consolidated financial statements and related notes incorporated by reference herein.

Generation Income Properties, Inc.
Pro Forma Consolidated Balance Sheet
March 31, 2025

	Historical	1300 S Dale Mabry		15091 SW Alabama 20	Pro Forma
	(unaudited)	Tampa, Florida		Huntsville, Alabama	(unaudited)
Assets

Investments in real estate
Land	$25,689,428	$-		$-	$25,689,428
Building and site improvements	72,147,330	-		-	72,147,330
Acquired tenant improvements	2,605,429	-		-	2,605,429
Acquired lease intangible assets	11,416,179	-		-	11,416,179
Less: accumulated depreciation and amortization	(13,374,019)	-		-	(13,374,019)
Net real estate investments	$98,484,347	$-	$		$98,484,347

Cash and cash equivalents	630,557	(346,569)		(43)	283,945
Restricted cash	34,500	-		-	34,500
Deferred rent asset	373,344	(26,164)		(5,727)	341,453
Prepaid expenses	111,087	(429)		(9,936)	100,722
Accounts receivable	176,761	(19)		-	176,742
Escrow deposits and other assets	1,017,514	(10,660)		(94,559)	912,295
Held for sale assets	9,805,718	(3,073,718)		(6,732,000)	-
Right-of-use asset, net	6,048,033	-		-	6,048,033
Total Assets	$116,681,861	$(3,457,559)		$(6,842,265)	$106,382,037

Liabilities and Equity

Liabilities
Accounts payable	$641,602	$-		$(11,635)	629,967
Accrued expenses	1,493,285	(29,219)		(106,647)	1,357,419
Accrued expense - related party	798,036	-		-	798,036
Acquired lease intangible liabilities, net	1,537,734	-		-	1,537,734
Deferred rent liability	335,675	-		-	335,675
Lease liability, net	6,477,460	-		-	6,477,460
Loan payable - related party	5,500,000	-		-	5,500,000
Mortgage loans, net of unamortized debt issuance costs and debt discount	64,614,931	(2,470,432)		(6,340,421)	55,804,078
Derivative liabilities	423,753	-		-	423,753
Total liabilities	$81,822,476	$(2,499,651)		$(6,458,703)	$72,864,122

Redeemable Non-Controlling Interests	$31,402,450	$-		-	$31,402,450

Stockholders' Equity
Common stock, $0.01 par value, 100,000,000 shares authorized; 5,443,188 shares issued and outstanding at March 31, 2025 and December 31, 2024.	$54,431	$-		$-	$54,431
Additional paid-in capital	29,019,047	-		(115,611)	28,903,436
Accumulated deficit	(26,009,404)	(957,908)		(267,951)	(27,235,263)
Total Generation Income Properties, Inc. Stockholders' Equity	$3,064,074	$(957,908)		$(383,562)	$1,722,604

Non-Controlling Interest	392,861	-		-	392,861
Total equity	$3,456,935	$(957,908)		$(383,562)	$2,115,465

Total Liabilities and Equity	$116,681,861	$(3,457,559)	$(6,842,265)	$106,382,037

Generation Income Properties, Inc.
Pro Forma Consolidated Statement of Operations
For the Three Months Ended March 31, 2025

	Historical	1300 S Dale Mabry	15091 SW Alabama 20	Pro Forma
	(unaudited)	Tampa, Florida	Huntsville, Alabama	(unaudited)
Revenue
Rental income	$2,371,297	$(57,169)	$(98,109)	$2,216,019
Other income	10,298	(47)	-	10,251
Total revenue	$2,381,595	$(155,325)	$(98,109)	$2,128,161

Expenses
General and administrative expense	$505,378	$(150)	$(150)	$505,078
Building expenses	636,225	(6,740)	(40,445)	589,040
Depreciation and amortization	1,292,761	-	-	1,292,761
Interest expense, net	1,182,267	(9,796)	(25,158)	1,147,313
Compensation Costs	240,745	-	-	240,745
Total expenses	$3,857,376	$(16,686)	$(65,753)	$3,774,937
Operating (loss) income	(1,475,781)	(40,530)	(32,356)	(1,548,667)
Other expense	(286)	2	-	(284)
(Loss) gain on derivative valuation	(293,499)	-	-	(293,499)
Dead deal expense	(27,894)	-	(21,215)	(49,109)
Net loss	$(1,797,460)	$(40,528)	$(53,571)	$(1,891,559)
Less: Net income attributable to non-controlling interests	934,399	-	-	934,399
Net loss attributable to Generation income Properties, Inc.	$(2,731,859)	$(40,528)	$(53,571)	$(2,825,958)

Total Weighted Average Shares of Common Stock Outstanding - Basic & Diluted	5,443,188			5,443,188

Basic & Diluted Loss Per Share Attributable to Common Stockholders	$(0.50)			$(0.52)

Generation Income Properties, Inc.
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2024

	Historical	1300 S Dale Mabry	15091 SW Alabama 20	Pro Forma
	(unaudited)	Tampa, Florida	Huntsville, Alabama	(unaudited)
Revenue
Rental income	$9,510,791	$(238,743)	$(228,006)	$9,044,042
Other income	251,845	(283)	(148,935)	102,627
Total revenue	$9,762,636	$(239,026)	$(376,941)	$9,146,669

Expenses
General and administrative expense	$2,109,271	$(6,328)	$(8,280)	$2,094,663
Building expenses	2,673,624	(49,596)	(131,065)	2,492,963
Depreciation and amortization	4,765,203	(69,359)	(233,834)	4,462,010
Interest expense, net	4,286,546	(118,753)	(304,847)	3,862,946
Compensation Costs	1,060,336	-	-	1,060,336
Total expenses	$14,894,980	$(244,036)	$(678,026)	$13,972,918
Operating (loss) income	(5,132,344)	5,010	301,085	(4,826,249)
(Loss) gain on derivative valuation	372,573	-	-	372,573
Dead deal expense	(35,873)	-	-	(35,873)
Loss on held for sale asset valuation	(77,244)	-	-	(77,244)
Net loss	$(4,872,888)	$5,010	$301,085	$(4,566,793)
Less: Net income attributable to non-controlling interests	3,476,599	-	-	3,476,599
Net loss attributable to Generation income Properties, Inc.	$(8,349,487)	$5,010	$301,085	$(8,043,392)
Less: Preferred stock dividends	95,000	-	-	95,000
Net loss attributable to common shareholders	$(8,444,487)	$5,010	$301,085	$(8,138,392)

Total Weighted Average Shares of Common Stock Outstanding - Basic & Diluted	5,443,188			5,443,188

Basic & Diluted Loss Per Share Attributable to Common Stockholders	$(1.55)			$(1.50)

Generation Income Properties Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 – Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are presented in accordance with Article 11 of Regulation S-X and give effect to the disposition of two single-tenant net-leased properties completed on May 29, 2025 (the “Dispositions”), as described in the accompanying Overview of Unaudited Pro Forma Condensed Consolidated Financial Information.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2025 is presented as if the Dispositions occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2024 and for the three months ended March 31, 2025 are presented as if the Dispositions occurred on January 1, 2024.

The pro forma adjustments are based on currently available information and assumptions that management believes are reasonable.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what the Company’s consolidated financial position or results of operations would have been had the

Dispositions been completed on the dates assumed, nor are they necessarily indicative of future consolidated financial condition, results of operations, or cash flows.

Note 2 – Pro Forma Adjustments

The following pro forma adjustments are directly attributable to the Dispositions and are factually supportable.

(a) Removal of Net Real Estate Assets and Related Equity Impact

Represents the removal of the historical carrying values of the disposed properties, including land, buildings and improvements, tenant improvements, and accumulated depreciation. The resulting difference between the net book value and the estimated sales proceeds, net of estimated closing costs and other transaction-related adjustments, is reflected as an adjustment to retained earnings within stockholders’ equity in the unaudited pro forma condensed consolidated balance sheet.

(b) Removal of Property-Level Indebtedness

Represents the removal of mortgage debt secured by the disposed properties that was repaid in connection with the Dispositions, including the elimination of any unamortized deferred financing costs associated with the extinguished debt.

(c) Removal of Historical Operating Results

Represents the elimination of rental revenues, property operating expenses, and depreciation and amortization associated with the disposed properties for the periods presented, as the pro forma financial statements assume the Dispositions occurred on January 1, 2024.

(d) Removal of Interest Expense Associated with Property-Level Debt

Represents the elimination of interest expense associated with the mortgage debt secured by the disposed properties for the periods presented, as such debt was repaid in connection with the Dispositions.